UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2005

Global Crossing Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-16201	980189783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

WESSEX HOUSE, 45 REID STREET, HAMILTON, Bermuda		HM12
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	4412968600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective December 10, 2005, the Global Crossing Limited Key Management Protection Plan (the "Original MPP") was amended and restated (as so amended and restated, the "Revised MPP"). The Original MPP was adopted by Global Crossing Limited (the "Company") on December 9, 2003 and provided enhanced severance benefits for the executive officers and certain other key employees of the Company named in the Original Plan. Specifically, if a participant’s employment were terminated by the Company (other than for cause or by reason of death or disability), or if he or she were to terminate employment for "good reason" (generally, an unfavorable change in employment status or compensation), the Original MPP entitled him or her to receive (i) a lump sum payment equal to the "severance multiplier" times the sum of his or her annual base salary plus target bonus opportunity (reduced by any cash severance benefit otherwise paid to the participant under any other applicable severance plan or severance arrangement), (ii) a prorated portion of the annual target bonus for the year in which the termination occurred, (iii) continuation of life and health insurance coverages for a number of years equal to the "severance multiplier" and (iv) payment for outplacement services in an amount not to exceed 30% of his or her base salary. Under the Original MPP, the "severance multiplier" ranged from "1 times" to "3 times" depending on the seniority of the participant in the Original Plan.

The Revised MPP contains terms and conditions substantially the same as those of the Original MPP, except that (1) the "severance multiplier" is now either "1.75 times" or "1 times" for all plan participants depending on their seniority, (2) minimum target bonus amounts have been established for purposes of calculating severance, (3) the definition of "good reason" has been amended to provide that reductions in base salary made pursuant to and consistent with a broad-based reduction applicable to all similarly situated executives does not constitute "good reason" entitling participants to severance payments under the plan, and (4) the plan has effectively been extended from December 9, 2005 through December 31, 2007 as participant consent is required for any amendment or termination to the plan made prior to December 31, 2007. The executive officers and other employees of the Company named in the Revised MPP are eligible to participate, and these include all "named executive officers" (as defined in Item 402(a)(3) of Securities and Exchange Commission Regulation S-K) except John J. Legere whose severance arrangements are governed by his December 9, 2003 employment agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Ltd

December 15, 2005	By:	Mitchell Sussis

Name: Mitchell Sussis
Title: Vice President, Secretary and Deputy General Counsel